UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

SAVVIS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (314) 628-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 27, 2008, SAVVIS UK Limited (the “Borrower”), a wholly owned subsidiary of SAVVIS, Inc., a Delaware corporation (“Registrant”), entered into a Facility Agreement (the “Facility”) with Lombard North Central Plc (“Lender”) for 35.0 million pounds sterling or approximately 69.0 million US Dollars. The purpose of the Facility is to pay for the development of a new data center in the United Kingdom (the “Data Center”).

The Facility has a five-year term that commences on the completion of the construction of the Data Center. The Facility requires quarterly installments of interest only for the first two years and quarterly installments of principal and interest for the remainder of the term. The Borrower may elect to pay interest on a one month or three month local LIBOR rate plus 2.80% for 12 month periods during the term of the Facility, or at the end of any interest period, the Borrower may elect to fix the interest rate at the available lender swap rate plus 2.80% for a minimum of three years up to the remainder of the Facility’s term or such shorter six month increments.

The Borrower’s obligations under the Facility are guaranteed by the Registrant and are secured by a first-priority security interest in substantially all of the Borrower’s current data center assets and certain future assets which will be located in the new Data Center. The Borrower may prepay the Facility, in whole or in part, without prepayment penalty, subject to certain breakage fees, if any.

The Facility includes certain customary covenants and also provides for customary events of default, including failure to pay a sum due and the occurrence of a change of control. Upon the occurrence of an event of default under the Facility, the Lender may accelerate the obligation and declare amounts outstanding to be immediately due and payable and may take possession of the Borrower’s assets.

In connection with the Facility, on June 27, 2008, SAVVIS Communications Corporation, a wholly-owned subsidiary of Registrant (“SAVVIS”), entered into a Consent and Amendment No. 9 to its Credit Agreement dated June 10, 2005, as amended, by and among SAVVIS, Registrant, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the arranger and the administrative agent, to allow SAVVIS UK and the Registrant to enter into the Facility and other related documents.

The foregoing description of the Facility and the other documents related to the Facility do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K hereto and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Facility Agreement dated June 27, 2008, by and among SAVVIS UK Limited, a private limited company incorporated under the laws of England and Wales, SAVVIS, Inc., a Delaware corporation, and Lombard North Central Plc.

10.2	Asset Security Agreement dated June 27, 2008, by and among SAVVIS UK Limited, SAVVIS, Inc., a Delaware corporation, and Lombard North Central Plc.

10.3	Consent and Amendment No. 9 to Credit Agreement dated June 27, 2008, by and among SAVVIS Communications Corporation, a Missouri corporation, SAVVIS, Inc., a Delaware corporation, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the arranger and the administrative agent for the lender parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: June 27, 2008	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Facility Agreement dated June 27, 2008, by and among SAVVIS UK Limited, a private limited company incorporated under the laws of England and Wales, SAVVIS, Inc., a Delaware corporation, and Lombard North Central Plc.

10.2	Asset Security Agreement dated June 27, 2008, by and among SAVVIS UK Limited, SAVVIS, Inc., a Delaware corporation, and Lombard North Central Plc.

10.3	Consent and Amendment No. 9 to Credit Agreement dated June 27, 2008, by and among SAVVIS Communications Corporation, a Missouri corporation, SAVVIS, Inc., a Delaware corporation, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the arranger and the administrative agent for the lender parties.